Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-2654, 33-88686, 333-67559, 333-37356,
333-50174, and 333-88486) of Covenant Transport, Inc. of our report dated May 11, 2001 relating to the financial statements of Covenant Transport, Inc. 401
(k) and Profit Sharing Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Knoxville, Tennessee
June 27, 2002